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Exhibit 10.6

SEVERANCE AND CONSULTING AGREEMENT

        This Severance and Consulting Agreement (the "Agreement") is made and entered into between DAVID SOUTHWELL ("SOUTHWELL" or "you" or "your") and SEPRACOR INC. ("SEPRACOR"), collectively referred to herein as the "Parties" this 14th day of May 2008.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

        1.    Term of Employment.    On May 20, 2008, you shall resign from your position as Chief Financial Officer of SEPRACOR, at which time your employment with SEPRACOR shall be terminated (the "Separation Date"). Until the Separation Date, you shall perform the duties consistent with your position and such duties that are reasonably assigned to you by the President and Chief Executive Officer of SEPRACOR.

        2.    Consulting Arrangement.

          (a)   Beginning on the Separation Date and ending on December 31, 2008 (the "Consulting Period"), unless earlier terminated pursuant to Section 2(b) below, you shall serve, in an independent contractor capacity, as a consultant ("Consultant") to SEPRACOR. In your capacity as a Consultant, you shall cooperate with SEPRACOR in transitioning your work and will provide such advice and perform such projects as are reasonably requested of you by the President and Chief Executive Officer of SEPRACOR, including but not limited to assisting SEPRACOR with potential financings, business development opportunities and/or acquisition related activities. Subject to your execution and the effectiveness of a release in connection with the termination of your employment in substantially the form attached hereto as Exhibit A, during the Consulting Period, SEPRACOR shall pay you in regular bi-weekly installments at the rate of $530,000 per year and you shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes and for maintaining adequate workers' compensation insurance for yourself, consistent with his independent contractor status. Subject to your execution of the release and Section 5 of this Agreement, during the Consulting Period, you shall be entitled to participate in SEPRACOR'S executive retiree health benefit program for which you will reimburse SEPRACOR based on the same cost sharing arrangement that applied immediately prior to the Separation Date. During the Consulting Period, SEPRACOR shall reimburse you for all reasonable travel, entertainment and other expenses incurred or paid by you in connection with, or related to, the performance of your duties, responsibilities or services under this Agreement, upon your presentation of documentation, expense statements, vouchers and/or such other supporting information as SEPRACOR may request.

          (b)   The Consulting Period may be terminated by SEPRACOR prior to December 31, 2008 upon the occurrence of a material breach by SOUTHWELL of his Consultant obligations or any other provision of this Agreement; provided, however, that SEPRACOR shall not terminate the Consulting Period unless it first provides SOUTHWELL with written notice setting forth in reasonable detail the facts and circumstances allegedly constituting such material breach and SOUTHWELL fails to cease and desist from, or cure, such alleged material breach within 15 days of his receipt of such notice.

        3.    Severance.

          (a)    Severance Pay.    Subject to Section 5, your execution and the effectiveness of a release, substantially in the form of Exhibit B hereto, and the Consulting Period not having been terminated pursuant to Section 2(b) , for a period of 24 months, which period shall begin on the first day following the date the Consulting Period ends (the "Severance Period"), SEPRACOR shall pay you in regular bi-weekly installments at the rate of $795,000 per year (the "Severance

  Amount"). Each bi-weekly payment will be in the amount of 1/26th the Severance Amount, less appropriate state, federal and other mandatory withholding amounts and, to the extent applicable, your portion of the insurance payments referred to in Section 3(b). By way of clarification, the stock options and restricted stock you hold shall continue to be governed by the applicable stock option or stock incentive plan under which they were granted or issued (or any successor plan thereto) and any related stock option or restricted stock agreement.

          (b)    Continued Medical and Dental Benefits during Severance Period.    Subject to your execution of the release and Section 5 of this Agreement, during the Severance Period, you shall be entitled to participate in SEPRACOR'S executive retiree health benefit program for which you will reimburse SEPRACOR based on the same cost sharing arrangement that applied immediately prior to the Separation Date.

          (c)    Use of Vehicle.    You are entitled to continue to use the SEPRACOR vehicle currently in your possession through the end of the Severance Period. At the end of the automobile lease, you shall have the option of purchasing such vehicle from the leasing company (the "Lessor") on terms to be agreed upon by you and the Lessor.

          (d)    Other Compensation and Benefits.    You acknowledge and agree that SEPRACOR does not owe you, and is not responsible to pay or provide you, any compensation, employment benefits, or other amounts not specifically outlined in this Agreement.

        4.    Participation in Executive Retirement Health Benefit Program following Severance Period.    Following the Severance Period, for such time as you elect to continue to participate in SEPRACOR'S executive retiree health benefit program, you will reimburse SEPRACOR at the lesser of (a) the actual cost to SEPRACOR of your participation and (b) the rate applicable to former SEPRACOR employees to elect COBRA health coverage.

        5.    Section 409A.

          (a)    Distributions.    The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to you under Section 3:

            (i)    It is intended that each installment of the payments and benefits provided under Section 3 shall be treated as a separate "payment" for purposes of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the guidance issued thereunder ("Section 409A"). Neither you nor SEPRACOR shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A;

            (ii)   If, as of the date of your "separation from service" from SEPRACOR (as defined below), you are not a "specified employee" (within the meaning of Section 409A), then each installment of the payments and benefits shall be made on the dates and terms set forth in Section 3; and

            (iii)  If, as of the date of your "separation from service" from SEPRACOR, you are a "specified employee" (within the meaning of Section 409A), then:

              (A)  Each installment of the payments and benefits due under Section 3 that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the Short-Term Deferral Period (as hereinafter defined) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A. For purposes of this Agreement, the "Short-Term Deferral Period" means the period ending on the later of the 15th day of the third month following the end of your tax year in which the separation from service occurs and the

      15th day of the third month following the end of SEPRACOR'S tax year in which your separation from service occurs; and

              (B)  Each installment of the payments and benefits due under Section 3 that is not described in Subsection (A) and that would, absent this subsection, be paid within the six-month period following your "separation from service" from SEPRACOR shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of payments and benefits if and to the maximum extent that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation Section 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of your second taxable year following your taxable year in which the separation from service occurs.

          (b)   SEPRACOR and SOUTHWELL agree and anticipate that the level of bona fide services performed by SOUTHWELL after the Separation Date shall be permanently decreased beneath the level set forth in Treasury Regulation Section 1.409A-1(h) to constitute a "separation from service" of SOUTHWELL from SEPRACOR. Solely for purposes of this Section 5(b), SEPRACOR shall include all persons with whom SEPRACOR would be considered a single employer under Sections 414(b) and 414(c) of the Internal Revenue Code of 1986, as amended.

          (c)   All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A.

          (d)   It is intended that any amounts payable and benefits provided under this Agreement shall either be exempt from or comply with Section 409A so as not to subject SOUTHWELL to payment of any interest, penalties or additional tax imposed under Section 409A. If and to the extent that SOUTHWELL or SEPRACOR reasonably determines that any amount payable or benefit provided under this Agreement would fail to satisfy any applicable requirement of Section 409A and trigger the additional tax and/or penalties or interest imposed by Section 409A, the parties shall negotiate in good faith and use reasonable efforts to modify the Agreement to bring it into compliance with Section 409A.

          (e)   Notwithstanding the foregoing, SEPRACOR makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

        6.    Non-Compete and Non-Solicit.

          (a)   Until the termination of the Severance Period, you agree not to directly or indirectly engage in any business or enterprise (whether as an owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than 5% of the combined voting power of the outstanding stock of a publicly held company) that is a Competitive Business. For purposes of this Agreement, "Competitive Business" shall mean any business that produces, develops, designs, markets or sells any compounds to treat insomnia, epilepsy, asthma, chronic obstructive pulmonary disease or allergic rhinitis; and in addition, any monoamine reuptake inhibitor for the treatment of major depressive disorder or generalized anxiety disorder or any GABA receptor antagonist for the treatment of generalized anxiety disorder or panic disorder.

          (b)   Until the termination of the Severance Period, you agree not to directly or indirectly, either alone or in association with others (i) recruit or solicit, any person who was employed by SEPRACOR at any time during the period of your employment with SEPRACOR and remains employed by SEPRACOR, or (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of SEPRACOR which were contacted, solicited or served by you while you were employed by SEPRACOR;

          (c)   If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. You acknowledge that the restrictions contained in this Section are necessary for the protection of the business and goodwill of SEPRACOR and are considered by you to be reasonable for such purpose. You agree that any breach of this provision will cause SEPRACOR substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, SEPRACOR shall have the right to seek specific performance and injunctive relief without posting a bond. The geographic scope of this Section 6 shall extend to anywhere SEPRACOR or any of its subsidiaries did business or had plans to do business while you were an employee of SEPRACOR. If you violate the provisions of this Section 6, you shall continue to be held by the restrictions set forth in this Section 6, until a period equal to the period of restriction has expired without any violation.

        7.    Relationship with Affiliates.    You shall not intentionally seek employment or any agency relationship with SEPRACOR or any of its subsidiaries, parent corporation(s), or any of its related entities, at any time without the prior written consent of SEPRACOR. By execution of this Agreement, you hereby agree to relinquish and resign from all offices and directorships you hold (i) with SEPRACOR and its subsidiaries and/or (ii) with any entities for which you are serving as an officer or director at SEPRACOR'S request or as its nominee, if necessary for SEPRACOR to appoint or nominate another person to fill such position, immediately upon the earlier of (a) the Separation Date or (b) the date when you receive a written request from the President and Chief Executive Office of SEPRACOR, or his designee.

        8.    Return of Property.    You represent, promise and agree that immediately upon the termination of the Consulting Period you will return to SEPRACOR all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), SEPRACOR identification, and any other SEPRACOR-owned property, in your possession or control, other than the SEPRACOR vehicle currently in your possession, which you will return, unless you exercise the purchase option set forth above in Section 3(c), upon the termination of the Severance Period. You further represent, promise and agree that you will leave intact all electronic SEPRACOR documents, including but not limited to, those that you developed or helped develop during your employment. You further represent, promise and agree that on or prior to the Separation Date you will have cancelled all accounts for your benefit, if any, in SEPRACOR'S name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts. You confirm that you have not used any such property belonging to SEPRACOR which has been in your possession, custody and/or control in a manner that may be detrimental or adverse to SEPRACOR'S business interests.

        9.    Confidential Information.    You shall not at any time disclose to any person, firm, or corporation any confidential or proprietary information concerning the business or affairs of SEPRACOR, which you may have acquired in the course of, or as incident to, your employment or otherwise. You hereby expressly reaffirm your obligations under the terms and conditions of the Non-Disclosure and Invention Agreement, which you executed during or prior to your employment with SEPRACOR (the "Confidentiality Agreement"). The restriction in this Agreement or the Confidentiality Agreement shall not, however, apply to any information which you can demonstrate through written evidence has become publicly known through no wrongful action by SOUTHWELL.

        10.    Cooperation.    Following the Separation Date, you agree, subject to advance notice, to reasonably cooperate with SEPRACOR in defense or prosecution of any threatened or actual claims or actions which may be brought by, against or on behalf of SEPRACOR, its predecessors or any of its current or former partners, agents, employees, directors or affiliates and which relate to events or occurrences that transpired or are alleged to have transpired during your employment with SEPRACOR or service as a Consultant. Such cooperation shall include, without limitation, being reasonably available to meet with SEPRACOR'S counsel to prepare for discovery or trial or an administrative hearing, government investigation or alternative dispute resolution procedure and to testify truthfully as a witness when reasonably requested by SEPRACOR at reasonable times and for reasonable time periods. You also agree to cooperate with SEPRACOR in transitioning your work and will be available to SEPRACOR for this purpose and any other purpose reasonably requested of you by SEPRACOR. In the event any such cooperation is required following the Consulting Period and requires more than de minimis time or effort, SEPRACOR agrees to reimburse you for reasonable travel, food and lodging expenses for any cooperation provided after the Consulting Period.

        11.    Governing Law.    This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (without giving effect to its conflicts of laws principles) and may be amended or modified only in writing executed by the parties. Should any provision be declared by any court to be invalid, the validity of the remaining provisions shall not be affected, and the invalid provision(s) shall be deemed not a part of this Agreement. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party.

        12.    Binding Nature of Agreement.    This Agreement shall be binding upon and inure to the benefit of SOUTHWELL and SEPRACOR their heirs, administrators, executors, representatives, successors and assigns.

        13.    Sealed Instrument.    The terms of this Agreement are contractual in nature and not a mere recital, and it shall take effect as a sealed instrument.

        14.    Entire Agreement.    This Agreement, together with the Confidentiality Agreement and the Releases, sets forth the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous communications, emails, letters, agreements, representations, understandings or negotiations between SOUTHWELL, SEPRACOR and/or their agents and attorneys, including without limitation, the letter agreement between SOUTHWELL and SEPRACOR dated June 10, 1994 and the Executive Retirement Agreement between SOUTHWELL and SEPRACOR dated February 1, 2002. This Agreement may be modified only by a written agreement signed by each of the Parties hereto. No waiver of the Agreement or any provision hereof shall be binding upon the Party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such Party.

        15.    Legal Counsel.    You represent that you have been advised, and have had the opportunity to thoroughly discuss all aspects of this Agreement with legal counsel retained by you, that you have read and understand the provisions herein, and that you are voluntarily entering into this Agreement.

        16.    Counterparts.    This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and all of which together shall constitute one (1) and the same instrument.

SIGNED AND SEALED:
/s/ David Southwell DAVID SOUTHWELL		Dated: May 14, 2008
SEPRACOR INC.
BY	/s/ Adrian Adams	Dated: May 19, 2008
ADRIAN ADAMS PRESIDENT & CEO

 EXHIBIT A

Form of Release of Claims to be Signed Upon Termination of Employment

        In connection with your separation from Sepracor Inc. (the "Company") on [            ], 2008, and in order to receive the benefits as set forth in Section 2 of the Severance and Consulting Agreement (the "Agreement") between you and the Company dated [            ], 2008, this agreement must become binding between you and the Company. By signing and returning this agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 1. Therefore, you are advised to consult with an attorney before signing this agreement and you have been given more than twenty-one (21) days to do so. If you sign this agreement, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this agreement will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

        The following numbered paragraphs set forth the terms and conditions which will apply if you timely sign and return this agreement and do not revoke it within the seven (7) day revocation period:

        1.     Release—In consideration of the payment of the severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, successors and assigns, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties, including, but not limited to, those claims arising out of your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105D, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, the release set forth in this Section 1 shall not apply to (a) your rights under the Agreement, (b) any vested equity interest in the Company, including vested stock options or (c) the rights you have to be indemnified and defended by the Company pursuant to the terms of the Company's Restated Certificate of Incorporation, as amended, or other organizing documents, and the rights that you have under, or with respect to, the Company's Directors and Officers liability insurance policies with respect to conduct or events occurring during, or relating to, your employment by, or while serving as an officer or director of, the Company. Without limiting the generality of the foregoing, the Company shall continue to cover you under its Directors and Officers liability insurance policies following the Separation Date in substantially the same amount and on substantially the same terms as the Company covers its other former officers and directors.

        2.     On-Going Obligations—You acknowledge and reaffirm your obligation to keep confidential and not to disclose any and all non-public information concerning the Company which you acquired during the course of your employment with the Company, including, but not limited to, any non-public information concerning the Company's business affairs, business prospects and financial condition, as is stated more fully in the Non-Disclosure and Invention Agreement, which you executed during or prior to your employment with the Company (the "Non-Disclosure Agreement"). You further acknowledge and reaffirm your obligations under the Agreement for the benefit of the Company.

        3.     Business Expenses and Compensation—You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company and that no other compensation is owed to you except as provided in the Agreement.

        4.     Non-Disparagement—You understand and agree that, as a condition for payment to you of the consideration herein described and described in the Agreement, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition; provided, however, that nothing herein shall prevent you from making truthful disclosures to any governmental entity or in any litigation or arbitration. The Company agrees not to make any false, disparaging or derogatory statements about you to any media outlet, industry group, financial institution, or current or former employee, consultant, client, or customer; provided, however, that nothing herein shall prevent the Company from making truthful disclosures to any governmental entity or in any litigation or arbitration. In the event that any inquiries are directed to the Company's Human Resources Office regarding you from prospective employers, the Company will explain its neutral reference policy, confirm only the fact of your former employment with the Company, starting and ending dates, and your job title in the last position held.

        5.     Amendment—This agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

        6.     Waiver of Rights—No delay or omission by the Company or you in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or you on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        7.     Validity—Should any provision of this agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this agreement.

        8.     Tax Provision—In connection with the severance benefits provided to you pursuant to this agreement and the Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the severance benefits.

        9.     Nature of Agreement—You understand and agree that this agreement, together with the Agreement, is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

        10.   Acknowledgments—You acknowledge that you have been given at least twenty-one (21) days to consider this agreement and that the Company advised you to consult with an attorney of your own choosing prior to signing this agreement. You understand that you may revoke this agreement for a period of seven (7) days after you sign this agreement, and the agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this agreement you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

        11.   Voluntary Assent—You affirm that, other than as contained in the Agreement, no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this agreement, and that you fully understand the meaning and intent of this agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this agreement with an attorney. You further state and represent that you have carefully read this agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

        12.   Applicable Law—This agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this agreement or the subject matter hereof.

        13.   Entire Agreement—This agreement, together with the Agreement, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 2 herein.

Sepracor Inc.
By:
Name: Title:

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this agreement and I have chosen to execute this on the date below. I intend that this agreement become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days by notifying                                    in writing.

Date
David Southwell

 EXHIBIT B

Form of Release of Claims to be Signed Upon Termination of Consulting Period

        In connection with your separation as an independent contractor from Sepracor Inc. (the "Company") on [            ], and in order to receive the benefits as set forth in Section 3 of the Severance and Consulting Agreement (the "Agreement") between you and the Company dated [            ], 2008, this agreement must become binding between you and the Company. By signing and returning this agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 1. Therefore, you are advised to consult with an attorney before signing this agreement and you have been given more than twenty-one (21) days to do so. If you sign this agreement, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this agreement will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

        The following numbered paragraphs set forth the terms and conditions which will apply if you timely sign and return this agreement and do not revoke it within the seven (7) day revocation period:

        1.     Release—In consideration of the payment of the severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, successors and assigns, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties, including, but not limited to, those claims arising out of your employment or consulting arrangement with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105D, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of your employment or consulting arrangement with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, the release set forth in this Section 1 shall not apply to (a) your rights under the Agreement, (b) any vested equity interest in the Company, including vested stock options or (c) the rights you have to be indemnified and defended by the Company pursuant to the terms of the Company's Restated Certificate of Incorporation, as amended, or other organizing documents, and the rights that you have under, or with respect to, the Company's Directors and Officers liability insurance policies with respect to conduct or events occurring during, or relating to, your employment by, or while serving as an officer or director of, the Company, Without limiting the generality of the foregoing, the Company shall continue to cover you under its Directors and Officers liability insurance policies following the Separation Date in substantially the same amount and on substantially the same terms as the Company covers its other former officers and directors.

        2.     On-Going Obligations—You acknowledge and reaffirm your obligation to keep confidential and not to disclose any and all non-public information concerning the Company which you acquired during the course of your service to the Company, including, but not limited to, any non-public information concerning the Company's business affairs, business prospects and financial condition, as is stated more fully in the Non-Disclosure and Invention Agreement, which you executed during or prior to your employment with the Company (the "Non-Disclosure Agreement"). You further acknowledge and reaffirm your obligations under the Agreement for the benefit of the Company.

        3.     Return of Company Property—You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company owned property in your possession or control and have left intact all electronic Company documents, including but not limited to, those that you developed or helped develop during your employment or while providing consulting services. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

        4.     Business Expenses and Compensation—You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your service to the Company and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company and the consulting services provided to the Company and that no other compensation is owed to you except as provided in the Agreement.

        5.     Non-Disparagement—You understand and agree that, as a condition for payment to you of the consideration herein described and described in the Agreement, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition; provided, however, that nothing herein shall prevent you from making truthful disclosures to any governmental entity or in any litigation or arbitration. The Company agrees not to make any false, disparaging or derogatory statements about you to any media outlet, industry group, financial institution, or current or former employee, consultant, client, or customer; provided, however, that nothing herein shall prevent the Company from making truthful disclosures to any governmental entity or in any litigation or arbitration. In the event that any inquiries are directed to the Company's Human Resources Office regarding you from prospective employers, the Company will explain its neutral reference policy, confirm only the fact of your former employment with the Company, starting and ending dates, and your job title in the last position held.

        6.     Amendment—This agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

        7.     Waiver of Rights—No delay or omission by the Company or you in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or you on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        8.     Validity—Should any provision of this agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this agreement.

        9.     Tax Provision—In connection with the severance benefits provided to you pursuant to this agreement and the Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the severance benefits.

        10.   Nature of Agreement—You understand and agree that this agreement, together with the Agreement, is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

        11.   Acknowledgments—You acknowledge that you have been given at least twenty-one (21) days to consider this agreement and that the Company advised you to consult with an attorney of your own choosing prior to signing this agreement. You understand that you may revoke this agreement for a period of seven (7) days after you sign this agreement, and the agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this agreement you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

        12.   Voluntary Assent—You affirm that, other than as contained in the Agreement, no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this agreement, and that you fully understand the meaning and intent of this agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this agreement with an attorney. You further state and represent that you have carefully read this agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

        13.   Applicable Law—This agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this agreement or the subject matter hereof.

        14.   Entire Agreement—This agreement, together with the Agreement, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 2 herein.

Sepracor Inc.
By:
Name: Title:

        I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this agreement and I have chosen to execute this on the date below. I intend that this agreement become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days by notifying                                    in writing.

Date
David Southwell

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  Exhibit 10.6
SEVERANCE AND CONSULTING AGREEMENT
EXHIBIT A Form of Release of Claims to be Signed Upon Termination of Employment
EXHIBIT B Form of Release of Claims to be Signed Upon Termination of Consulting Period